[ERNST & YOUNG letterhead]

Private / Confidential

                                              23. August 2006



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the:

                        2004 Incentive Stock Option Plan
                        2005 Incentive Stock Option Plan
                        2006 Incentive Stock Option Plan
            Convertible Bonds Terms and Conditions (August 31, 2004)
              Convertible Bonds Terms and Conditions (June 8, 2005)
              Convertible Bonds Terms and Conditions (May 24, 2006)

of GPC Biotech AG of our report dated March 10, 2006, with respect to the consolidated financial statements of GPC Biotech AG included in its Annual Report (Form 20-F), for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Kind regards,

Ernst & Young AG
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft

/s/ Dirk Gallowsky

Dirk Gallowsky